Exhibit 10.3

Execution Version

EQUAL PRIORITY INTERCREDITOR AGREEMENT

among

VELOCITY COMMERCIAL CAPITAL, LLC,

as the Issuer

VELOCITY FINANCIAL, INC.,

as Parent

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as 2027 Notes Collateral Agent for the 2027 Notes Secured Parties,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as the 2029 Notes Collateral Agent for the 2029 Notes Secured Parties,

and

each Additional Agent from time to time party hereto

dated as of February 5, 2024

i

EQUAL PRIORITY INTERCREDITOR AGREEMENT, dated as of February 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Velocity Commercial Capital, LLC, a California limited liability company (the “Issuer”), Velocity Financial, Inc., a Delaware corporation (the “Parent”), the other Grantors (as defined below) from time to time party hereto, U.S. Bank Trust Company, National Association, as collateral agent for the 2027 Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “2027 Notes Collateral Agent”), U.S. Bank Trust Company, National Association, as collateral agent for the 2029 Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “2029 Notes Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional Equal Priority Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the 2027 Notes Collateral Agent (for itself and on behalf of the 2027 Notes Secured Parties), the 2029 Notes Collateral Agent (for itself and on behalf of the 2029 Notes Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Equal Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the 2027 Note Purchase Agreement and the 2029 Note Purchase Agreement, as applicable, with the 2027 Note Purchase Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“2027 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of March 15, 2022, among the Issuer, the Parent, the purchasers party thereto and U.S. Bank Trust Company, National Association, as collateral agent, as such Note Purchase Agreement may be further amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time.

“2027 Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“2027 Notes Obligations” means the “Secured Notes Obligations” as defined in the 2027 Note Purchase Agreement. Notwithstanding anything to the contrary, when used in the definition of the term “Discharge of 2027 Notes Obligations” in this Agreement, the term “2027 Notes Obligations” means all obligations under the 2027 Note Purchase Agreement.

“2027 Notes Secured Parties” means the “Secured Parties” as defined in the 2027 Note Purchase Agreement.

“2027 Notes Security Agreement” means the “Collateral Agreement” as defined in the 2027 Note Purchase Agreement.

“2029 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of February 5, 2024, among the Issuer, the Parent, the purchasers party thereto and U.S. Bank Trust Company, National Association, as collateral agent, as such Note Purchase Agreement may be further amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time.

“2029 Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“2029 Notes Obligations” means the “Secured Notes Obligations” as defined in the 2029 Notes Security Agreement.

“2029 Notes Secured Parties” means the “Secured Parties” as defined in the 2029 Notes Security Agreement.

“2029 Notes Security Agreement” means the “Collateral Agreement” as defined in the 2029 Note Purchase Agreement.

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Equal Priority Documents, in each case, together with its successors in such capacity.

“Additional Equal Priority Debt Facility” means one or more debt facilities, commercial paper facilities, indentures or note purchase agreements with respect to which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the 2027 Note Purchase Agreement nor the 2029 Note Purchase Agreement shall constitute an Additional Equal Priority Debt Facility at any time.

“Additional Equal Priority Documents” means, with respect to any Series of Additional Equal Priority Obligations, the notes, credit agreements, indentures, note purchase agreements, security documents and other operative agreements evidencing or governing such indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional Equal Priority Obligations.

“Additional Equal Priority Obligations” means, with respect to any Additional Equal Priority Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts that accrue after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Equal Priority Debt Facility, (b) all other amounts payable to the related Additional Equal Priority Secured Parties under the related Additional Equal Priority Documents and (c) any Refinancing of the foregoing.

“Additional Equal Priority Secured Party” means, with respect to any Series of Additional Equal Priority Obligations, the holders of such Additional Equal Priority Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional Equal Priority Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any borrower, guarantor or obligor under any related Additional Equal Priority Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City.

“Collateral” means all assets and properties subject to Liens created pursuant to any Equal Priority Security Document to secure one or more Series of Equal Priority Obligations.

“Collateral Agent” means (a) in the case of any 2027 Notes Obligations, the 2027 Notes Collateral Agent, (b) in the case of the 2029 Notes Obligations, the 2029 Notes Collateral Agent, and (c) in the case of any Series of Additional Equal Priority Obligations or Additional Equal Priority Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (a) until the Controlling Collateral Agent Change Date, the 2027 Notes Collateral Agent and (b) from and after the Controlling Collateral Agent Change Date, the Major Non-Controlling Collateral Agent.

“Controlling Collateral Agent Change Date” means the earlier of (a) the Discharge of 2027 Notes Obligations and (b) the Non-Controlling Collateral Agent Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Equal Priority Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Equal Priority Obligations, the date on which such Series of Equal Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of 2027 Notes Obligations” means, with respect to any Shared Collateral, the Discharge of all 2027 Notes Obligations with respect to such Shared Collateral.

“Discharge of Equal Priority Obligations” means, with respect to any Shared Collateral, the Discharge of all Equal Priority Obligations with respect to such Shared Collateral.

“Equal Priority Obligations” means, collectively, (a) the 2027 Notes Obligations, (b) the 2029 Notes Obligations and (c) each Series of Additional Equal Priority Obligations.

“Equal Priority Secured Parties” means (a) the 2027 Notes Secured Parties, (b) the 2029 Notes Secured Parties and (c) the Additional Equal Priority Secured Parties with respect to each Series of Additional Equal Priority Obligations.

“Equal Priority Security Documents” means the 2027 Notes Security Agreement, the other Collateral Documents (as defined in the 2027 Note Purchase Agreement), the 2029 Notes Security Agreement, the other Collateral Documents (as defined in the 2029 Note Purchase Agreement) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of Equal Priority Obligations.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Debt Document.

“Grantors” means the Parent, Issuer and each Subsidiary of the Issuer that, at the option of the Issuer, has granted a security interest pursuant to any Equal Priority Security Document to secure any Series of Equal Priority Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(a) any case or proceeding commenced by or against the Issuer or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish a Series of Additional Equal Priority Obligations and become Additional Equal Priority Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral and at any time, (a) the 2029 Notes Collateral Agent and (b) after Discharge of the 2029 Notes Obligations, the Collateral Agent of the Series of Equal Priority Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Equal Priority Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 120 days (throughout which 120-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an Event of Default under and as defined in the Secured Debt Documents for the applicable Series of Equal Priority Obligations under which such Non-Controlling Collateral Agent is the Collateral Agent, but only for so long as such Event of Default is continuing and (b) the Controlling Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (i) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Debt Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (ii) the Equal Priority Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Debt Documents for that Series of Equal Priority Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (y) at any time that the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Equal Priority Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any certificated Securities, Instruments and Tangible Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Equal Priority Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, defease, amend, increase, restate, modify, supplement, restructure, refund, replace, repay, redeem, repurchase, acquire, prepay, retire or extinguish such Indebtedness or to enter into alternative financing arrangements to exchange or replace (in whole or in part) such Indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Debt Document” means (a) the 2027 Note Purchase Agreement, the Notes (as defined in the 2027 Note Purchase Agreement), the 2027 Notes Security Agreement and each other Collateral Document (as defined in the 2027 Note Purchase Agreement), (b) the 2029 Note Purchase Agreement, the Notes (as defined in the 2029 Note Purchase Agreement), the 2029 Notes Security Agreement and each other Collateral Document (as defined in the 2029 Note Purchase Agreement) and (c) each Additional Equal Priority Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Liens” means the Liens on the Collateral in favor of the Equal Priority Secured Parties under the Equal Priority Security Documents.

“Series” means (a) with respect to the Equal Priority Secured Parties, each of (i) the 2027 Notes Secured Parties (in their capacity as such), (ii) the 2029 Notes Secured Parties (in their capacity as such) and (iii) the Additional Equal Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional Equal Priority Secured Parties) and (b) with respect to any Equal Priority Obligations, each of (i) the 2027 Notes Obligations, (ii) the 2029 Notes Obligations and (iii) the Additional Equal Priority Obligations incurred pursuant to any Additional Equal Priority Debt Facility or any related Additional Equal Priority Documents, which pursuant to any Joinder Agreement are to be represented under this Agreement by a common Collateral Agent (in its capacity as such for such Additional Equal Priority Obligations).

“Shared Collateral” means, at any time, (i) Collateral in which the holders of two or more Series of Equal Priority Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time and (ii) any Deposit Accounts or Securities Accounts in which the holders of any Series of Equal Priority Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03. Impairments. It is the intention of the Equal Priority Secured Parties of each Series that the holders of Equal Priority Obligations of such Series (and not the Equal Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Equal Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Equal Priority Obligations), (y) any of the Equal Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Equal Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Equal Priority Obligations) on a basis ranking prior to the security interest of such Series of Equal Priority Obligations but junior to the security interest of any other Series of Equal Priority Obligations or (ii) the existence of any Collateral for any other Series of Equal Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Equal Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the 2027 Note Purchase Agreement or 2029 Note Purchase Agreement) which applies to all Equal Priority Obligations shall not be deemed to be an Impairment of any Series of Equal Priority Obligations. In the event of any Impairment with respect to any Series of Equal Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Equal Priority Obligations, and the rights of the holders of such Series of Equal Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of Equal Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Equal Priority Obligations subject to such Impairment. Additionally, in the event the Equal Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Equal Priority Obligations or the Secured Debt Documents governing such Equal Priority Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Debt Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Issuer or any other Grantor or any Equal Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any Equal Priority Secured Party and proceeds of any such distribution or payment (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Debt Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Equal Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Equal Priority Obligations of a given Series in accordance with the terms of the Secured Debt Documents applicable to such Series and (iii) THIRD, after the Discharge of Equal Priority Obligations, to the Issuer and the other Grantors or their successors or assigns, as their interests may appear. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than an Equal Priority Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Equal Priority Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Equal Priority Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Equal Priority Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any Equal Priority Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Equal Priority Obligations to which it is then entitled in accordance with this Section 2.01(a), such Equal Priority Secured Party shall hold such payment or recovery in trust for the benefit of all Equal Priority Secured Parties for distribution in accordance with this Section 2.01(a).

(b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Equal Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Debt Documents or any defect or deficiencies in the Liens securing the Equal Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Equal Priority Secured Party hereby agrees that (i) the Liens securing each Series of Equal Priority Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Equal Priority Secured Parties as provided herein.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall, or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Equal Priority Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Bankruptcy Case, any Collateral Agent or any other Equal Priority Secured Party may file a proof of claim or statement of interest with respect to the Equal Priority Obligations owed to the Equal Priority Secured Parties; (ii) any Collateral Agent or any other Equal Priority Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the Equal Priority Secured Parties; provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other Equal Priority Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Equal Priority Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will, or will have the right to, contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Equal Priority Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the Equal Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Equal Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Equal Priority Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Equal Priority Secured Party to enforce this Agreement.

SECTION 2.03. No Interference; Payment Over.

(a) Each Equal Priority Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any Equal Priority Obligations of any Series or any Equal Priority Security Document or the validity, attachment, perfection or priority of any Lien under any Equal Priority Security Document or the validity or enforceability of the priorities, rights or duties established by this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Bankruptcy Case or other proceeding any claim against the Controlling Collateral Agent or any other Equal Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other Equal Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other Equal Priority Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Equal Priority Secured Party to enforce this Agreement.

(b) Each Equal Priority Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Equal Priority Security Document or by the exercise of any rights available to it under applicable law or in any Bankruptcy Case or Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of Equal Priority Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Equal Priority Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Equal Priority Security Documents.

(a) If at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies with respect to any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of Equal Priority Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments (in form and substance reasonably satisfactory to the parties executing such instruments) as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

(c) Each Equal Priority Secured Party in respect of a Series agrees that each Collateral Agent in respect of any other Series may enter into any amendment to any Equal Priority Security Document that does not violate this Agreement.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Federal, state or Bankruptcy Law or similar law by or against the Issuer or any of its Subsidiaries.

(b) If the Issuer and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law, each Equal Priority Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or any Controlling Secured Party with respect to such Shared Collateral shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Equal Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank equal in priority with the Liens on any such Shared Collateral granted to secure the Equal Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Equal Priority Secured Parties of each Series retain the benefit of their security interests on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority relative to each other series of Equal Priority Secured Parties (other than any Liens of the Equal Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Equal Priority Secured Parties of each Series are granted security interests on any additional collateral pledged to any Equal Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority relative to each other series of Equal Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Equal Priority Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Equal Priority Secured Parties are granted adequate protection with respect to Equal Priority Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Equal Priority Secured Parties of each Series shall have a right to object to the grant of a security interest to secure the DIP Financing over any Collateral subject to security interests in favor of the Equal Priority Secured Parties of such Series or its Collateral Agent that do not constitute Shared Collateral; and provided, further, that the Equal Priority Secured Parties receiving adequate protection shall not object to any other Equal Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such Equal Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the Equal Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Equal Priority Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the Equal Priority Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The Equal Priority Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Equal Priority Secured Party of any other Series (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Debt Document in respect of such Series), all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Controlling Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Equal Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the Series of Equal Priority Obligations for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the new Controlling Collateral Agent (after giving effect to the Discharge of such Series of Equal Priority Obligations) together with any necessary endorsements reasonably requested by such new Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by such new Controlling Collateral Agent to allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Equal Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Solely with respect to any Deposit Accounts or Securities Accounts constituting Shared Collateral under the control of any Collateral Agent (within the meaning of 9-104 or 8-106 of the Uniform Commercial Code), each such Collateral Agent agrees to also hold over such Deposit Accounts or Securities Accounts as bailee and as gratuitous agent for each other Equal Priority Secured Party for which such Deposit Account or Securities Account is Shared Collateral and any assignee for the purpose of perfecting the security interest in such Deposit Accounts and Securities Accounts, subject to the terms and conditions of this Section 2.09. The Controlling Collateral Agent, hereby agrees that upon the Discharge of the Series of Equal Priority Obligations for which it is Collateral Agent, to the extent that an applicable control agreement is in effect and has not been terminated, the Controlling Collateral Agent shall continue to act as such a bailee and gratuitous agent for each other Equal Priority Secured Party (solely for the purpose of perfecting the security interest granted to each other Equal Priority Secured Party) with respect to the deposit account or securities account that is the subject of such control agreement, until such control agreement is amended or assigned in favor of the new Controlling Collateral Agent with respect to such deposit account or securities account. During any period for which the Controlling Collateral Agent acts as bailee and gratuitous agent for each other Equal Priority Security Party, the Controlling Collateral Agent shall act solely at the direction of the new Controlling Collateral Agent with respect to such deposit account or securities account that is the subject of such control agreement and the new Controlling Collateral Agent agrees to indemnify and hold harmless the Controlling Collateral Agent against any liability incurred during such period under any such control agreement.

(b) Furthermore, for the avoidance of doubt, for as long as the Controlling Collateral Agent continues to act as bailee and gratuitous agent for each other Equal Priority Secured Party, the Controlling Collateral Agent shall be entitled to all rights, protections, privileges, indemnities and immunities granted to it hereunder and under the related Secured Debt Documents for which it acts as Collateral Agent (including, without limitation, any right to compensation, reimbursement and indemnification), which shall be deemed to expressly survive, notwithstanding the Discharge of the Series of Equal Priority Obligations for which it is Collateral Agent.

(c) The duties and responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral or constituting Deposit Accounts or Securities Accounts as gratuitous bailee for the benefit of each other Equal Priority Secured Party for purposes of perfecting the Lien held by such Equal Priority Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Equal Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Equal Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that (a) any information provided by any Collateral Agent as to the Shared Collateral subject to any Lien securing the Equal Priority Obligations of any Series may be provided to the knowledge of such Collateral Agent and (b) if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Equal Priority Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the Equal Priority Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Debt Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Equal Priority Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV, Sections 16 and 23 of the 2027 Note Purchase Agreement, Sections 5.03, 5.14, 5.15 and 5.17 of the 2027 Notes Security Agreement, Sections 16 and 23 of the 2029 Note Purchase Agreement, Sections 5.03, 5.14, 5.15 and 5.17 of the 2029 Notes Security Agreement and the equivalent provision of any Additional Equal Priority Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Equal Priority Secured Parties, and each Collateral Agent, hereby agrees, at the sole cost and expense of the Issuer, to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions (and in form and substance reasonably satisfactory to the parties executing such documents), and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Equal Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Equal Priority Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled pursuant to the Equal Priority Security Documents (in their respective capacities as such). Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Equal Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Equal Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Equal Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Equal Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of Equal Priority Obligations or any other Equal Priority Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement that any Collateral Agent or any Equal Priority Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Equal Priority Obligations from any account debtor, guarantor or any other party) in accordance with the Equal Priority Security Documents or any other agreement related thereto or to the collection of the Equal Priority Obligations or the valuation, use, protection or release of any security for the Equal Priority Obligations, (ii) any election by any Collateral Agent or any holders of Equal Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as an Equal Priority Secured Party.

(a) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as an Equal Priority Secured Party under any Series of Equal Priority Obligations that it holds as any other Equal Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “Equal Priority Secured Party” or “Equal Priority Secured Parties” or (as applicable) “2027 Notes Secured Party,” “2027 Notes Secured Parties,” “2029 Notes Secured Party,” “2029 Notes Secured Parties,” “Additional Equal Priority Secured Party” or “Additional Equal Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other Equal Priority Secured Party.

SECTION 4.03. Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(c) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Equal Priority Obligations unless and until written notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Equal Priority Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Equal Priority Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Equal Priority Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Equal Priority Obligations, or (vi) the satisfaction of any condition set forth in any Secured Debt Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(f) need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except if and to the extent it may (at its option and in its discretion) otherwise agree in writing.

SECTION 4.04. Collateral and Guaranty Matters. Each of the Equal Priority Secured Parties irrevocably authorizes the applicable Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Equal Priority Security Document in accordance with Section 2.04 or upon receipt of a written request from the Issuer stating that the releases of such Lien is permitted by the terms of each then extant Secured Debt Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. Unless otherwise specifically provided herein, all notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the Equal Priority Secured Parties) shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid), or (d) by e-mail:

(a) if to the Issuer or any Grantor, to the Issuer, at its address at: 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362, Attention: Mark Szczepaniak, E-Mail: mszczepaniak@velocitymortgage.com;

(b) if to the 2027 Notes Collateral Agent, to it at U.S. Bank Trust Company, National Association, 190 South LaSalle Street, Chicago, Illinois 60603, MK-IL-SL7, Email: juan.hernandez3@usbank.com;

(c) if to the 2029 Notes Collateral Agent, to it at U.S. Bank Trust Company, National Association, 190 South LaSalle Street, Chicago, Illinois 60603, MK-IL-SL7, Email: juan.hernandez3@usbank.com; and

(d) if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. Notices under this Section 5.01 will be deemed given only when actually received.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Issuer’s consent or which increases the obligations or reduces the rights of the Issuer or any other Grantor, with the consent of the Issuer).

(c) Notwithstanding the foregoing, without the consent of any Equal Priority Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional Equal Priority Secured Parties and Additional Equal Priority Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent of any other Collateral Agent or Equal Priority Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Equal Priority Obligations that is permitted by the terms of each then extant Secured Debt Document.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not, as well as the other Equal Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 5.04. Survival of Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or any Grantor pursuant to this Agreement shall be deemed representations and warranties of the Issuer or Grantor under this Agreement. Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding between each party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 5.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 5.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.07. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it has full power and authority to execute this Agreement. The 2027 Notes Collateral Agent represents and warrants that this Agreement is binding upon the 2027 Notes Secured Parties. The 2029 Notes Collateral Agent represents and warrants that this Agreement is binding upon the 2029 Notes Secured Parties.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each party hereto including each Collateral Agent, on behalf of itself and the Equal Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits to the non-exclusive jurisdiction of any New York State or federal court, in each case, sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement and agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment;

(b) to the fullest extent permitted by applicable law, waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 5.01 or at such other address of which such Person shall then have been notified pursuant to said Section and agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it and agrees that notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service; and

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Equal Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Equal Priority Secured Party) to bring proceedings in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

SECTION 5.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Equal Priority Security Documents or Additional Equal Priority Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Equal Priority Secured Parties in relation to one another. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09 and subject to Section 5.11) is intended to or will amend, waive or otherwise modify the provisions of the 2027 Note Purchase Agreement, the 2029 Note Purchase Agreement or any Additional Equal Priority Documents), and none of the Issuer or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Equal Priority Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Equal Priority Obligations. The Issuer may incur obligations that will constitute Additional Equal Priority Obligations hereunder only if such obligations are permitted to be so incurred and treated as such hereunder by the terms of each then extant Secured Debt Document and the other requirements of this Section 5.13 are satisfied. Any such additional class or series of Additional Equal Priority Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis with the Liens and guarantees in favor of the other Series of Equal Priority Obligations, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Issuer shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional Equal Priority Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Issuer;

(iii) the Issuer shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional Equal Priority Obligations to be incurred are permitted by each then extant Secured Debt Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional Equal Priority Obligations under any such Secured Debt Document, such requisite consent has been obtained; and

(iv) the Additional Equal Priority Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Integration. This Agreement together with the other Secured Debt Documents and the Equal Priority Security Documents represents the entire agreement of each of the Grantors and the Equal Priority Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Equal Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents or the Equal Priority Security Documents.

SECTION 5.15. Information Concerning Financial Condition of the Issuer and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Equal Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and the other Grantors and all endorsers or guarantors of the Equal Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Equal Priority Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Equal Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Equal Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Equal Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.16. Additional Grantors. The Issuer agrees that, if any Subsidiary of the Issuer shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17. Further Assurances. Each Collateral Agent, on behalf of itself and each Equal Priority Secured Party under the applicable 2027 Note Purchase Agreement, 2029 Note Purchase Agreement or Additional Equal Priority Debt Facility, agrees that it will, at the sole cost and expense of the Issuer, take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested and in form and substance reasonably satisfactory to the party executing the same) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.18. 2027 Notes Collateral Agent and 2029 Notes Collateral Agent. It is understood and agreed that (a) the 2027 Notes Collateral Agent is entering into this Agreement in its capacity as collateral agent under the 2027 Note Purchase Agreement and the 2027 Notes Security Agreement, including Sections 16 and 23 of the 2027 Note Purchase Agreement, granting or extending any rights, protections, privileges, indemnities and immunities to the 2027 Notes Collateral Agent in such capacity, shall also apply to it as Controlling Collateral Agent hereunder and (b) the 2029 Notes Collateral Agent is entering in this Agreement in its capacity as collateral agent under the 2029 Note Purchase Agreement and the 2029 Notes Security Agreement, including Sections 16 and 23 of the 2029 Note Purchase Agreement, granting or extending any rights, protections, privileges, indemnities and immunities to the 2029 Notes Collateral Agent in such capacity, shall also apply to the 2029 Notes Collateral Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the 2027 Notes Collateral Agent or 2029 Notes Collateral Agent be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

In addition, it is understood and agreed that prior to the Discharge of 2027 Notes Obligations, to the extent that the 2027 Notes Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Shared Collateral or makes any determination in respect of any matters relating to any Shared Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including extensions beyond the date hereof or in connection with assets acquired, or Subsidiaries formed or acquired, after the date hereof) and any determination that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest in a particular asset outweighs the benefit of a security interest to the relevant Equal Priority Secured Parties afforded thereby), the 2029 Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the 2027 Notes Collateral Agent in respect of any such matters under the 2027 Note Purchase Agreement shall be deemed to be the judgment of the 2029 Notes Collateral Agent in respect of such matters under the 2029 Note Purchase Agreement and the Security Documents (as defined in the 2029 Note Purchase Agreement).

Notwithstanding anything else to the contrary set forth herein, whenever reference is made herein or any other Note Document (as defined in the 2027 Note Purchase Agreement or the 2029 Note Purchase Agreement, as applicable) to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken (or not to be) suffered or omitted by the 2027 Notes Collateral Agent or the 2029 Notes Collateral Agent (including when such Collateral Agent is acting as Controlling Collateral Agent) or to any election, decision, opinion, acceptance, use of judgment expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the 2027 Notes Collateral Agent or the 2029 Notes Collateral Agent (including when such Collateral Agent is acting as Controlling Collateral Agent), (i) such provision shall refer to the 2027 Notes Collateral Agent or the 2029 Notes Collateral Agent exercising each of the foregoing at the instruction of the Required Holders (as defined in the 2027 Note Purchase Agreement or the 2029 Note Purchase Agreement, as applicable) and (ii) it is understood that in all cases, the 2027 Notes Collateral Agent and the 2029 Notes Collateral Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Holders (or such other number or percentage of noteholders as shall be expressly provided for in any Note Document (as defined in the 2027 Note Purchase Agreement or the 2029 Note Purchase Agreement, as applicable)) in respect of such action.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as 2027 Notes Collateral Agent and Controlling Collateral Agent

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

[Signature Page to Equal Priority Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as 2029 Notes Collateral Agent

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

[Signature Page to Equal Priority Intercreditor Agreement]

VELOCITY COMMERCIAL CAPITAL, LLC

By:	/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Chief Legal Officer and General Counsel

VELOCITY FINANCIAL, INC.

By:	/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Chief Legal Officer and General Counsel

[Signature Page to Equal Priority Intercreditor Agreement]